Exhibit 10(ii)(c)

THIRD AMENDMENT TO
COINSURANCE AGREEMENT

THIS THIRD AMENDMENT TO COINSURANCE AGREEMENT (“Amendment”), effective as of March 24, 2015 amends that certain Coinsurance Agreement, effective January 1, 2013 (the “Agreement”), by and between MEMBERS LIFE INSURANCE COMPANY (the “Company”) and CMFG LIFE INSURANCE COMPANY (“Reinsurer”).

WHEREAS, the parties wish to amend the terms of the Agreement to update and replace the investment guidelines for the Reinsurer’s Separate Account, which guidelines are attached as Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained hereinafter, the parties hereto intending to be legally bound agree to amend the Agreement as follows:

Article I
Amendment to the Agreement

1.1	Amendment Exhibit A. The investment guidelines attached as Exhibit A to the Agreement are hereby replaced in their entirety with the investment guidelines attached hereto.

Article II
Miscellaneous

2.1
This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

2.2
This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Iowa, including all matters of construction, validity and performance, without regards to its conflict of law provisions.

2.3
Except as otherwise expressly provided herein, this Amendment does not alter, amend or modify the terms of the Agreement, and all terms of the Agreement, as modified herein, remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to Coinsurance Agreement to be executed by their duly-authorized representatives and to be effective on the date first set forth above.

EXHIBIT A

Investment Guidelines CMFG Life Insurance Company
Members Zone Separate Account

Members Zone Separate Account Limits

				Position
Broad Asset Class	Asset Class	Minimum	Maximum	Size Limit % of Portfolio
Near Risk-Free		2%	100%
	Cash	1%	100%
	Government	0%	100%

Corporate		20%	80%
	Public – Investment Grade	20%	80%	5%

	Private – Investment Grade	0%	20%	5%

	Public – High Yield	0%	10%	2%
	Private – High Yield	0%	10%	2%

Other Credit		0%	30%
	Mortgage Loan	0%	30%	5%
	Municipal	0%	0%	-

Structured Credit		0%	50%
	Agency MBS*	0%	50%	10%
	ABS**	0%	20%	2%
	CMBS***	0%	20%	2%
	CLO****	0%	20%	2%
	Legacy Structured	0%	0%	-

Equity or Near-Equity		0%	5%
	Real Estate	0%	0%	-
	Alternative – Mezzanine	0%	0%	-
	Alternative – Private	0%	0%	-
	Equity
	Public Equity	0%	5%	5%

*A pass-through security or unleveraged CMO class.
**A generic unleveraged ABS structure whose underlying collateral may consist of credit cards or auto loans. It will have an S&P rating of AA or better (or the equivalent Moody’s rating).
**A generic unleveraged CMBS structure backed by mortgages on commercial real estate. It will have an S&P rating of AA or better (or the equivalent Moody’s rating).
****An unleveraged CLO with an S&P rating of AA or better (or the equivalent Moody’s rating).

Derivatives

Derivatives will be limited to those hedging liability risks. Exchange-traded and over-the counter derivative instruments may be used. Risks hedged would primarily be the equity market related guarantees of the Members Zone product, but can also include rate and credit oriented exposures generally related to liability reserves. Limits on notional amounts will be no more than $1 billion for equity and $250 million for rate/credit. These limits will be evaluated annually and must be less than overall CMFG Life Insurance Company derivative notional limits.

EXHIBIT A

Transfer restrictions

Assets may be transferred into and out of the separate account as long as asset values exceed liability values after such transfers. Impaired securities, securities in default or assets encumbered by other agreements (modified coinsurance “segregated” assets, collateral for trusts, etc.) may not be transferred into the separate account.

Effective March 24, 2015